SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2007

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Item 2.02	Results of Operations and Financial Condition.

On July 24, 2007, Sigma-Aldrich issued a press release announcing its second quarter operating results for the period ended June 30, 2007. This press release is furnished as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On July 24, 2007, the Registrant issued a press release regarding the financial outlook for the second quarter ending June 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release issued July 24, 2007 - SIGMA-ALDRICH (NASDAQ: SIAL) REPORTS 15.4% GAIN IN Q2 2007 DILUTED EPS ON RECORD SALES. 2007 DILUTED EPS FORECAST RAISED $.05 TO $2.20 TO $2.30. NEW SUPPLY CHAIN PROJECT EXPECTED TO BOOST FUTURE EPS GROWTH.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2007

SIGMA-ALDRICH CORPORATION

By:	/s/ Karen Miller
Karen Miller, Corporate Controller

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued July 24, 2007 - SIGMA-ALDRICH (NASDAQ: SIAL) REPORTS 15.4% GAIN IN Q2 2007 DILUTED EPS ON RECORD SALES. 2007 DILUTED EPS FORECAST RAISED $.05 TO $2.20 TO $2.30. NEW SUPPLY CHAIN PROJECT EXPECTED TO BOOST FUTURE EPS GROWTH.

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